Sub-Item 77O
                                                         Rule 10f-3 Transactions




                           DREYFUS A BONDS PLUS, INC.

On August 10, 2006, Dreyfus A Bonds Plus, Inc. purchased $781,931 of Bear Stearns Rated A1/A/A+ CUSIP/Sedol# 073902ML9(the "Bonds"). The Bonds were purchased from Bear Stearns of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit.
 The following is a list of the syndicate's primary members:

     AG Edwards & Sons; Bank of America, BB&T Capital Markets; Charles Schwab; Citigroup, Edward D. Jones & Co.,; Fidelity Capital
     Markets; Morgan Stanley; UBS Financial Wachovia Securities; Wells Fargo Brokerage; and Wm Financial Services.

Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on December 5, 2006.



                                                                             DAB

                               PROPOSED RESOLUTION


     RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.

                                                                    Sub-Item 77O
                                                         Rule 10f-3 Transactions




                           DREYFUS A BONDS PLUS, INC.

On August 10, 2006, Dreyfus A Bonds Plus, Inc. purchased $1,210,395 of Credit Suisse, USA, Inc.-Rated Aa3/AA-/AA- - CUSIP/Sedol# 225434CHO(the "Bonds"). The Bonds were purchased from Credit Suisse, member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

     BNP Paribas, BNY Capital Markets,; Citigroup; Fifth Third
     Securities; HSBC Securities; Keybanc Capital Markets; Mitsubishi UF Securities; Santander Investment; SunTrust Robison Humphrey; Trillon International: and the Williams Capital Group.


Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on December 5, 2006.



                                                                             DAB

                               PROPOSED RESOLUTION


     RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.